Exhibit 10.15

STATE OF ALABAMA	)

COUNTY OF MOBILE	)

MORTGAGE

KNOW ALL MEN BY THESE PRESENTS: That whereas COMPUTER SOFTWARE INNOVATIONS, INC., a Corporation, hereinafter referred to as the “Mortgagor”, has become justly indebted by this MORTGAGE (hereinafter sometimes referred to as this “Mortgage”) to BILLYMC, INC. (formerly known as McAleer Computer Associates, Inc.), a Corporation, hereinafter referred to as the “Mortgagee”, as evidenced by promissory note of even date herewith, hereinafter described;

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the undersigned Mortgagor, in consideration of the premises and in order to secure the payment of all indebtedness of Mortgagor to Mortgagee incurred pursuant to and evidenced by said note including interest thereon as provided by said note and any and all extensions and renewals thereof, or of any part thereof, and all interest payable on all of said debt, including any extensions and renewals and the interest thereon, and to secure compliance with all of the stipulations, covenants, and agreements contained herein and of the sum of FIVE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 ($525,000.00) DOLLARS, cash to said Mortgagor in hand paid by said Mortgagee, the receipt of which cash is hereby acknowledged the said COMPUTER SOFTWARE INNOVATIONS, INC. as Mortgagor does grant, bargain, sell and convey unto the said Mortgagee that certain real property in the County of Mobile, State of Alabama, described as follows: to-wit:

PARCEL A

Lot B of a Resubdivision of Lot 16, Bel Air Executive Park, Second Unit, as recorded in Map Book 37, page 28 of the Probate Court Records of Mobile County, Alabama.

PARCEL B

Lot 15 of Parcel 2, Bel Air Executive Park, 2nd Unit, according to the plat thereof recorded in Map Book 29, page 105 of the records in the office of the Judge of Probate of Mobile County, Alabama

SUBJECT TO THE FOLLOWING:

1. Right of way granted to Alabama Power Company by instrument(s) recorded in Real Property Book 3435, page 353.

2. Easement granted City of Mobile, a municipal corporation, by Louise E. M. Farnell, et al dated September 22, 1961 and recorded in Real Property Book 288, page 568.

3. Easement granted Board of Water and Sewer Commissioners by E.G. Farnell and Louise E. Farnell dated November 8, 1954 and recorded in Deed Book 648, page 624.

4. Right of way granted to Alabama Power Company by instrument(s) recorded in Deed book 725, page 235.

5. Easement and right of way condemned by Alabama Power Company vs Edwin Farnell, (Probate Court Case #6757)

6. Right of way granted to Alabama Power Company by instrument(s) recorded in Real Property Book 2050, page 53.

7. Building setback line and drainage and utility line easements as shown on the recorded plat of said Subdivision.

together with all rents and other revenues thereof and all rights, privileges, hereditaments, and appurtenances thereunto belonging, or in any wise appertaining, including any after-acquired title and easements and all rights, title and interest now or hereafter owned by the Mortgagor in and to all buildings and improvements, storm and screen windows and doors, gas, steam, electric, and other heating, lighting, ventilating, air conditioning, refrigeration, and cooking appliances or apparatus, elevators, plumbing, sprinkling and other equipment and fixtures attached or appertaining to said premises, all of which (“mortgaged property”) shall be deemed realty and are conveyed by this mortgage.

TO HAVE AND TO HOLD the same unto the said Mortgagee, its successors and assigns, forever.

PROVIDED ALWAYS, and this conveyance is upon the express condition, that if said Mortgagor shall keep the covenants and agreements herein contained, and shall well and truly pay when due to the said Mortgagee the indebtedness hereinabove mentioned, according to the tenor and effect of that certain promissory note of even date herewith, in the sum of FIVE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 ($525,000.00) DOLLARS, with or including interest thereon at the times and in the manner provided for in said note, made by said Mortgagor and payable to the Mortgagee, or order in Mobile, Alabama, then these presents shall be void; otherwise they shall remain in full force.

And for the purposes of further (i) securing the payment of all indebtedness of Mortgagor to Mortgagee incurred including any renewals or extensions of same, (ii) securing the payment of all other indebtedness, now or hereafter owed, by Mortgagor to Mortgagee, the Mortgagor covenants and agrees as follows:

1. That Mortgagor is lawfully seized in fee and possessed of said mortgaged property and has a good right to convey the same as aforesaid, that Mortgagor will warrant and forever defend the title against the lawful claims of all persons whomsoever, and that said property is free and clear of all encumbrances, easements, and restrictions not herein specifically mentioned.

2. That Mortgagor will pay all taxes, assessments, or other liens and encumbrances taking priority over this mortgage when imposed upon said mortgaged property and should default be made in the payment of same, or any part thereof, said Mortgagee may pay the same as an additional secured debt of Mortgagor hereby or may consider the same a default of the terms of this mortgage.

3. That Mortgagor will keep the buildings on said premises continuously insured in such amounts, and in such manner as may be satisfactory to the Mortgagee against loss by fire and such other hazards as Mortgagee may specify, with loss, if any, payable to said Mortgagee, and will deposit with Mortgagee policies for such insurance and will pay premiums thereto as the same become due. The insurance coverage may be obtained from a person of Mortgagor’s choice, provided, however, that Mortgagee reserves the right to refuse to accept, for reasonable cause, an insurer offered by Mortgagor. Mortgagor shall give immediate notice in writing to Mortgagee of any loss or damages to said premises caused by any casualty. If Mortgagor fails to keep said property insured as above specified, the Mortgagee may insure said property for its insurable value against loss by fire or other hazards for the benefit of Mortgagee. The proceeds of such insurance shall be paid by insurer to Mortgagee who is hereby granted full power to settle and compromise claims under all policies and to demand, receive and receipt for all sums becoming due thereunder: said proceeds, if collected, to be credited on the indebtedness secured by this mortgage, less cost of collecting the same, or to be used in repairing or reconstructing the premises as the Mortgagee may elect; all amounts so expended by said Mortgagee for insurance or for the payment of taxes, assessments or any other prior liens shall become a debt due said Mortgagee additional to the indebtedness herein described and at once payable without demand upon or notice to any person, and shall be secured by the lien of this mortgage and shall bear interest at the highest legal rate from date of payment by said Mortgagee and, if any action or inaction by the Mortgagor in these respects has adversely affected the Mortgagee’s security hereunder or any right of the Mortgagee in the mortgaged property, then, at the election of the Mortgagee and without notice to any person, the Mortgagee may declare the entire indebtedness secured by this mortgage due and parable and this mortgage subject to foreclosure and same may be foreclosed as herein provided.

4. To take good care of the mortgaged property above described and not commit or permit any waste thereon, and to keep the same repaired and at all times to maintain the same in as good condition as it now is, reasonable wear and tear alone accepted.

5. That no delay or failure of the Mortgagee to exercise any option to declare the maturity of any debt secured by this mortgage shall be taken or deemed as a waiver of the right to exercise such option or to declare such forfeiture either as to past or present default on the part of said Mortgagor, and that the procurement of insurance or payment of taxes by the Mortgagee shall not be taken or deemed as a waiver of the right to declare the maturity of the indebtedness hereby secured by reason of the failure of the Mortgagor to procure such insurance or to pay such taxes, it being agreed that no terms or conditions contained in this mortgage can be waived, altered, or changed except as evidenced in writing signed by the Mortgagor and by the Mortgagee.

6. That Mortgagor will (i) pay and discharge all indebtedness of Mortgagor to Mortgagee incurred pursuant to the said promissory note, including any renewals or extensions of same, as they shall become due and payable, (ii) pay and discharge all other indebtedness, whenever incurred, of Mortgagor or any of them, to Mortgagee, not incurred pursuant to said promissory note, as such other indebtedness shall become due and payable, and (iii) comply with all of the stipulations contained herein.

7. That after any default on the part of the Mortgagor, the Mortgagee shall, upon complaint filed or other proper legal proceeding being commenced for the foreclosure of this mortgage, be entitled as a matter of right to the appointment by any competent court or tribunal without notice to any party, of a receiver of rents, issues and profits of said premises, with power to lease and control the said premises and with such other powers as may be deemed necessary, and that a reasonable attorney’s fee shall, among other expenses and costs, be fixed, allowed, and paid out of such rents, issues, and profits or out of the proceeds of the sale of said mortgaged property.

8. That all covenants and agreements of the Mortgagor herein contained shall extend to and bind his heirs, executors, administrators, successors, and assigns, and that such covenants and agreements and all options, rights, privileges, and powers herein given, granted or secured to the Mortgagee shall inure to the benefit of the successors or assigns of the Mortgagee.

9. That the debt hereby secured shall at once become due and payable and this mortgage subject to foreclosure as herein provided at the option of the holder hereof when and if any statement of lien arising from any action or inaction by the Mortgagor is filed under the statutes of Alabama relating to liens of mechanics and materialmen, without regard to the form and contents of such statement and without regard to the existence or nonexistence of the debt or any part thereof, or of the lien on which such statement is based.

10. Encumbrance or transfer of the Property. That Mortgagor will not sell or transfer the mortgaged property, and that Mortgagor will not create or permit to exist any mortgage, encumbrance or other lien not herein mentioned (except the creation of a purchase money security interest in household appliances) upon the mortgaged property, without Mortgagee’s prior written consent. If Mortgagor violates this covenant, Mortgagee may at Mortgagee’s option declare all of the sums secured by this mortgage to be immediately due and payable.

If Mortgagee exercises such option to accelerate. Mortgagee shall mail Mortgagor notice of such acceleration. Such notice shall provide a period of not less than thirty (30) days from the date the notice was mailed within which Mortgagor may pay the sum declared due. If Mortgagor fails to pay such sums prior to the expiration of such period Mortgagee may, without further notice or demand on Mortgagor, invoke any remedies permitted hereunder.

11. Plural or singular words used herein to designate the undersigned Mortgagor shall be construed to refer to the maker or makers of this mortgage, whether one or more persons or a corporation.

12. Preservation and Maintenance or Property; Leaseholds; Condominiums; Planned Unit Developments. Mortgagor shall keep the property in good repair and shall not commit waster or permit impairment or deterioration of the property. If this mortgage conveys a leasehold estate, Mortgagor shall comply with the provisions of any lease affecting the leasehold estate. If Mortgagor fails to do so, Mortgagee shall have the right, but not the obligation to take such action as it deems desirable to prevent or cure any default under such lease. Any amounts disbursed by Mortgagee pursuant to this paragraph, with interest thereon at the highest lawful rate, shall become additional indebtedness secured by this mortgage. Mortgagor expressly grant to Mortgagee the right to enter upon the property immediately and as often as Mortgagee desires in order to prevent or cure any such default by Mortgagor. Mortgagor shall not surrender his leasehold estate or interest, or modify or terminate any lease affecting such estate or interest without the prior written consent of Mortgagee. If this mortgage conveys a unit in a condominium or a planned unit development, Mortgagor shall perform all of Mortgagor’ obligations under the declaration or covenants creating or governing the condominium or planned unit development, under by-laws and regulations of the condominium or planned unit development, and under all other constituent documents. If a condominium or planned unit development rider is executed by Mortgagor and recorded together with this mortgage, such rider shall be incorporated herein by reference and shall amend and supplement the covenants and agreements of this mortgage as if the rider were a part hereof.

13. Environmental Matters. Mortgagor represent and warrant that neither the premises nor Mortgagor are in violation or subject to any existing pending or threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any applicable laws pertaining to health or the environment or hazardous substances as such are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as codified at 42 U.S.C. Section 9601 et. seq. (“CERCLA”) the Hazardous Materials Transportation Act, 49 U.S.C., Section 1801, et.seq; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et.seq; or the Alabama Hazardous Waste Management, Code of Alabama, as amended and any other or later laws (herein sometimes collectively called “Applicable Environmental Laws”); and this statement would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, presently known to the Mortgagor pertaining to the premises; that Mortgagor have not obtained and are not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the premises by reason of any Applicable Environmental Laws; that Mortgagor have taken all steps necessary to determine and has determined that no oil, toxic or released on the premises; and that the use which Mortgagor have made, makes or of any oil, toxic or hazardous substances or solid waste on or to the premises (the terms “hazardous substance” and “release” shall have the meanings so as to broaden the meaning of any term defined thereby, and to the extent that the laws of the State of Alabama establish a meaning for “hazardous substance”, “release” or “disposal” which is broader than that specified in CERCLA such broader meaning shall apply). Mortgagor do hereby agree to pay all cost arising from or pertaining to any such Applicable Environmental Laws as a result of any actions, omissions, events, or circumstances and to indemnify and hold Mortgagee harmless therefrom. This indemnity shall survive the release and cancellation of any of the Secured Indebtedness and the release and cancellation and/or reconveyance of this mortgage.

14. Mortgagor Not Released. If Mortgagee agree for the benefit of any debtor to extend the time for payment or to modify the amortization of the indebtedness, or any part thereof, Mortgagee’s action shall not release in any manner the continuing liability of Mortgagor or any other person on the indebtedness, Mortgagor shall have no right to require Mortgagee to initiate proceedings against any obligor on the indebtedness, to refuse to extend the time for payment by such person, or to refuse otherwise to modify the amortization of any of the indebtedness.

15. Priority of this Mortgage; Extensions, Modifications and Renewals. This paragraph shall also be notice that Mortgagee reserves the right to modify, extend, consolidate, and renew the indebtedness, or any portions thereof, and the rate of interest charged thereon, without affecting the priority of the lien created by this mortgage.

UPON CONDITION, HOWEVER, that if the Mortgagor shall well and truly pay and discharge the indebtedness hereby secured, (which include payment of taxes and insurance, the satisfaction of prior encumbrances and any other indebtedness owed to the Mortgagee by the Mortgagor before the full payment of this mortgage) as it shall become due and payable and shall in all things do and perform all acts and by them herein agreed to be done according to the tenor and effect hereof, then and in that event only, this conveyance shall be and become null and void; but should default be made in the payment of the indebtedness hereby secured, including any renewals or extensions thereof or any part thereof, or should default be made in the repayment of any sum expended by said Mortgagee under the authority of any of the provisions of this mortgage or should the interest of said Mortgagee in said property become endangered by reasons of the enforcement of any prior lien or encumbrance thereon arising from any action or inaction by the Mortgagor, or should the Mortgagor do or fail to do or perform any other act or thing, that constitutes default under the promissory note, then in any of said events the whole of the indebtedness hereby secured, or any portion or part of same may not at said date have been paid, with interest thereon, shall at once become due and payable and this mortgage subject to foreclosure at the option of the Mortgagee, all notice of the exercise of such option either contained herein or by law being hereby expressly waived; and the Mortgagee shall have the right to enter upon and take possession of the property hereby conveyed and after or without taking such possession to sell the same before the County Court House door or where such foreclosure sales customarily take place in the county wherein the property is located, and, if the property is situated in two or more counties, in any such county, at public outcry for cash, after first giving notice of the time, place and terms of such sale by publication once a week for three consecutive weeks prior to said sale in some newspaper published in said County as required under the Code of Alabama 1975, as amended, and upon the payment of the purchase money the Mortgagee, or owner of the debt and mortgage, or auctioneer, shall execute to the purchaser for and in the name of the Mortgagor a good and sufficient deed to the property sold; the Mortgagee shall apply the proceeds of said sale: First, to the expense of advertising, selling, and conveying, including a reasonable attorney’s fee; second, to the payment of any amounts that may have been expended or that may then be necessary to expend in paying insurance, taxes, and other encumbrances, with interest thereon; third, to the payment in full of the principal indebtedness and interest thereon, whether the same shall or shall not have fully matured at the said of said sale, but no interest shall be collected beyond the date of sale; and fourth, the balance, if any, to be paid over to the said Mortgagor or to whomever then appears of record to be the owner of said property. The Mortgagee may, at any sale made under this mortgage, bid and become the purchasers of said property, or any part thereof or interest therein, like a stranger hereto, in which event the auctioneer making the sale shall make the deed in the name of the Mortgagor, and all recitals made in any deed executed under this mortgage shall be evidenced of the facts therein recited.

IN WITNESS WHEREOF, said Mortgagor has hereunto caused this instrument to be signed and sealed on this the 2nd day of January, 2007.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Its:	President and CEO
Mortgagor

STATE OF                     )

COUNTY OF                     )

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that              whose name as              of COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation, is signed to the foregoing Mortgage as Mortgagor and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he/she as such officer and with full authority executed the same voluntarily on the day the same bears date.

Given under my hand and official seal this the      day of                     , 2007.

NOTARY PUBLIC, COUNTY
(Affix seal)	My commission expires

PREPARED BY:

MICHAEL E. BALLARD

Ulmer, Hillman & Ballard, P.C.

1908 Government Street

Post Office Box 66196

Mobile, Alabama 36660

(251) 473-4228

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